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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. for the registration of $250,000,000 of Debt Securities and to the incorporation by reference therein of our report dated February 24, 1998 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
May 18, 1998